Exhibit 4.6

Dated 27 January 2010

STAR BULK CARRIERS CORP.
as Borrower

STAR EPSILON LLC
STAR GAMMA LLC
STAR DELTA LLC
STAR THETA LLC and
STAR ZETA LLC
as Owners

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Appendix 1
as Lenders

-and-

COMMERZBANK AG
as Agent and as Security Trustee

_______________________________

SECOND SUPPLEMENTAL AGREEMENT
_______________________________

in relation to a Loan Agreement dated 27 December 2007
(as amended and supplemented by a first supplemental agreement dated 10 June 2009)
in respect of a loan facility of (originally) US$120,000,000

WATSON, FARLEY & WILLIAMS
Piraeus

INDEX

Clause		Page

1	DEFINITIONS	2
2	REPRESENTATIONS AND WARRANTIES	2
3	AGREEMENT OF THE CREDITOR PARTIES	3
4	CONDITIONS	4
5	VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS	4
6	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS	7
7	EXPENSES	7
8	COMMUNICATIONS	8
9	SUPPLEMENTAL	8
10	LAW AND JURISDICTION	8
SCHEDULE 1 LENDERS		9
SCHEDULE 2 DETAILS OF INITIAL CHARTERPARTIES		10

THIS SECOND SUPPLEMENTAL AGREEMENT is dated 27 January 2010 and made

BETWEEN:

(1)
STAR BULK CARRIERS CORP., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (including its successors) as Borrower;

(2)
STAR EPSILON LLC, STAR GAMMA LLC, STAR DELTA LLC, STAR THETA LLC and STAR ZETA LLC, each a limited liability company formed in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Marshall Islands (each an "Owner" and, together, the "Owners");

(3)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders; and

(4)	COMMERZBANK AG, acting through its office at Ness 7-9, D-20457, Hamburg, Germany, as Agent and Security Trustee.

BACKGROUND

(A)
By a loan agreement dated 27 December 2007 (as amended and supplemented by a supplemental agreement dated 10 June 2009, the "Loan Agreement") made between (i) the Borrower as borrower, (ii) the Lenders as lenders, (iii) the Agent and (iv) the Security Trustee, it was agreed that the Lenders would make available to the Borrower a loan facility of (originally) up to US$120,000,000 (the "Loan").

(B)	The Borrower has requested that the Lenders agree to (inter alia):

(i)	reduce the security cover requirement to:

(a)	111 per cent. for the period 1 February 2010 to 30 June 2010; and

(b)	per cent. for the period 1 July 2010 to 31 January 2011;

(ii)	consent to the sale of "STAR ALPHA", the release of an amount of US$19,850,000 from the sales proceeds of such ship to its Owner; and

(iii)	consent to payment of dividends not exceeding US$0.05 per share in each financial quarter; and

(iv)	a temporary reduction (from US$1,000,000 to US$650,000) in the minimum liquidity to be maintained by the Borrower in respect of each Fleet Vessel.

(C)	This Agreement sets out the terms and conditions on which the Lenders agree to:

(i)	the Borrower's requests referred to in Recital (B) above subject to:

(a)	maintaining the Margin of 2 per cent. during the Second Waiver Period (as defined below);

(b)	the amendment and/or variation of certain other provisions of the Loan Agreement; and

(ii)	the consequential amendments to the Loan Agreement and the other Finance Documents in connection with those matters.

NOW THEREFORE IT IS HEREBY AGREED

1.	DEFINITIONS

1.1
Words and expressions defined in the Loan Agreement (as hereby amended) and the recitals hereto and not otherwise defined herein shall have the same meanings when used in this Second Supplemental Agreement.

1.2	In this Second Supplemental Agreement the words and expressions specified below shall have the meanings attributed to them below:

"Effective Date" means the date on which the conditions precedent in Clause 4 are satisfied;

"Existing Ships" means, together, "C DUCKLING", "F DUCKLING", "G DUCKLING", "I DUCKLING" and "J DUCKLING" and, in the singular, means any of them;

"Second Mortgage Addendum" means, in relation to each Existing Ship, the second addendum to the Mortgage on that Existing Ship, executed or to be executed by the Owner of that Ship in favour of the Lenders in such form as the Lenders may approve or require and, in the plural, means all of them; and

"Second Waiver Period" means the period commencing 1 February 2010 and ending on (and including) 31 January 2011.

1.3
Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations. Clause headings are inserted for convenience of reference only and shall be ignored in construing this Second Supplemental Agreement. References to Clauses are to clauses of this Second Supplemental Agreement save as may be otherwise expressly provided in this Second Supplemental Agreement.

2.	REPRESENTATIONS AND WARRANTIES

2.1
The Borrower hereby represents and warrants to the Agent, as at the date of this Second Supplemental Agreement, that the representations and warranties set forth in Clause 10 of the Loan Agreement (updated mutatis mutandis to the date of this Second Supplemental Agreement) are true and correct as if all references therein to "this Agreement" were references to the Loan Agreement as further amended by this Second Supplemental Agreement.

2.2	The Borrower hereby further represents and warrants to the Agent that as at the date of this Second Supplemental Agreement:

(a)
it is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands and has full power to enter into and perform its obligations under this Second Supplemental Agreement and has complied with all statutory and other requirements relative to its business, and does not have an established place of business in any part of the United Kingdom or the United States of America;

(b)
all necessary governmental or other official consents, authorisations, approvals, licences, consents or waivers for the execution, delivery, performance, validity and/or enforceability of this Second Supplemental Agreement and all other documents to be executed in connection with the amendments to the Loan Agreement (including, but not limited to and the Second Mortgage Addenda) and the other Finance Documents as contemplated hereby have been obtained and will be maintained in full force and effect, from the date of this Second Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Commitment remains outstanding;

(c)
it has taken all necessary corporate and other action to authorise the execution, delivery and performance of its obligations under this Second Supplemental Agreement and such other documents to which it is a party and such documents do or will upon execution thereof constitute its valid and binding obligations enforceable in accordance with their respective terms;

(d)
the execution, delivery and performance of this Second Supplemental Agreement and all such other documents as contemplated hereby (including, but not limited to, the Second Mortgage Addenda) does not and will not, from the date of this Second Supplemental Agreement and so long as any moneys are owing under any of the Finance Documents and while all or any part of the Commitment remains outstanding, constitute a breach of any contractual restriction or any existing applicable law, regulation, consent or authorisation binding on the Borrower or on any of its property or assets and will not result in the creation or imposition of any security interest, lien, charge or encumbrance (other than under the Finance Documents) on any of such property or assets; and

(e)
it has fully disclosed in writing to the Agent all facts which it knows or which it should reasonably know and which are material for disclosure to the Agent in the context of this Second Supplemental Agreement and all information furnished by the Borrower or on its behalf relating to its business and affairs in connection with this Second Supplemental Agreement was and remains true, correct and complete in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading.

3.	AGREEMENT OF THE CREDITOR PARTIES

3.1
The Lenders, relying upon each of the representations and warranties set out in Clauses 2.1 and 2.2 of this Second Supplemental Agreement, hereby agree with the Borrower, subject to and upon the terms and conditions of this Second Supplemental Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to:

(a)	reduce the Relevant Percentage to (as that term is defined in clause 15.1 of the Loan Agreement):

(i)	111 per cent. for the period 1 February 2010 to (and including) 30 June 2010; and

(ii)	118 per cent. at all times thereafter during the Second Waiver Period;

(b)	the sale of "STAR ALPHA" and the release of an amount of $19,850,000 from the sales proceeds of such Ship to its Owner;

(c)	the distribution by the Borrower of dividends not exceeding $0.05 per share in each financial quarter;

(d)	a temporary reduction in the minimum liquidity requirement set out in clause 12.5(b) of the Loan Agreement (from $1,000,000 per Fleet Vessel to $650,000); and

(e)	the amendments/variations of the Loan Agreement and the other Finance Documents referred to in Clause 5.

3.2
The Borrower and the Owners agree and confirm that the Loan Agreement and the Finance Documents to which each is a party shall remain in full force and effect and each of the Borrower and each Owner shall remain liable under the Loan Agreement and the Finance Documents to which each is a party for all obligations and liabilities assumed by it thereunder.

3.3	The agreement of the Creditor Parties contained in Clauses 3.1 and 3.2 shall have effect on and from the Effective Date.

4.	CONDITIONS

4.1
The agreements of the Lenders contained in Clause 3.1 of this Second Supplemental Agreement shall all be expressly subject to the condition that the Agent shall have received in form and substance satisfactory to it and its legal advisers on or before on or before the Effective Date:

(a)	evidence that the persons executing this Second Supplemental Agreement on behalf of the Borrower and the Owners are duly authorised to execute the same;

(b)
a true and complete copy of the resolution passed at a meeting of the directors of the Borrower authorising and approving the execution of this Second Supplemental Agreement and any other document or action to which it is or is to be a party and authorising its directors or other representatives to execute the same on its behalf;

(c)
true and complete copies of the resolutions passed at separate meetings of the sole director and shareholders of each Owner authorising and approving this Second Supplemental Agreement and the relevant Second Mortgage Addendum and any other document or action to which each is or is to be a party and authorising its sole director or other representatives to execute the same on its behalf;

(d)	the original of any power of attorney issued by the Borrower and each Owner pursuant to such resolutions aforesaid;

(e)
each Second Mortgage Addendum (and each document to be delivered pursuant to each of them) has been duly executed by the relevant Owner together with evidence that each Second Mortgage Addendum has been duly registered as an addendum to the Mortgage to which it relates in accordance with the laws of the Marshall Islands;

(f)
certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approvals or consents with respect to this Second Supplemental Agreement (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Agent deems appropriate;

(g)	such legal opinions as the Agent may require in respect of the matters contained in this Second Supplemental Agreement and each Second Mortgage Addendum; and

(h)	evidence that the agent referred to in clause 30.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Second Supplemental Agreement.

5.	VARIATIONS TO LOAN AGREEMENT AND FINANCE DOCUMENTS

5.1
In consideration of the agreement of the Lenders contained in Clause 3.1 of this Second Supplemental Agreement, the Borrower hereby agrees with the Lenders that upon satisfaction of the conditions referred to in Clause 4.1, the provisions of the Loan Agreement shall be varied and/or amended and/or supplemented with effect on and from the Effective Date as follows:

(a)	by inserting in clause 1.2 thereof the definition of "Second Mortgage Addendum", set out in Clause 1.2;

(b)
the definition of, and references throughout each of the Finance Documents to, a Mortgage relevant to an Existing Ship, shall be construed as if the same referred to that Mortgage as amended and supplemented by the relevant Second Mortgage Addendum;

(c)	by deleting the definitions of "ALPHA", "Intercreditor Deed", "Star A" and "Waiver Period" in clause 1.2 thereof;

(d)	by adding the following new definitions in clause 1.2 thereof:

""Waiver Period" means the period commencing on 31 December 2008 and ending on 31 January 2011;

"Waiver Period A" means the period commencing on 31 December 2008 and ending on 31 January 2010;

"Waiver Period B" means the period commencing on 1 February 2010 and ending on 30 June 2010;

"Waiver Period C" means the period commencing on 1 July 2010 and ending on 3I January 2011;";

(e)	by deleting sub-paragraph (j) and redesignating the existing sub-paragraph (k) as a new sub-paragraph (j) in the definition of "Finance Documents" in clause 1.2 thereof;:

(f)
by deleting sub-paragraph (a) and redesignating the existing sub-paragraphs (b), (c), (d), (e) and (f) as new sub-paragraphs (a), (b), (c), (d) and (e) respectively in the definition of "Owner" in clause 1.2 thereof;

(g)	by deleting the word ""ALPHA"," after the word "together," in the definition of "Ships" in clause 1.2 thereof;

(h)	by deleting clause 8.2 thereof and replacing it with the following:

"8.2 Repayment Dates. The first repayment instalment for each Tranche shall be repaid on 29 January 2010, each subsequent repayment instalment shall be repaid at 3-monthly intervals thereafter and the last instalment shall be repaid together with the relevant Balloon Instalment, on 31 October 2016.";

(i)	by adding the words "and the supplemental agreement dated January 2010, each" after the words "10 June 2009" in the fifth line of clause 11.21 thereof;

(j)	by deleting clause 12.5(b) thereof and replacing it with the following:

"(b)           the members of the Group will maintain Liquid Funds in an amount of:

(i)	for as long as the Borrower maintains the Minimum Amount in the Cash Collateral Account pursuant to Clause 12.8, $650,000 per Fleet Vessel; and

(ii)	at all other times, at least the higher of $10,000,000 and (ii) $1,000,000 per Fleet Vessel.";

(k)	by deleting clause 12.7 thereof and replacing it with the following new clause:

"12.7 Dividends and investments. The Borrower will not:

(a)           during the Waiver Period A:

(i)	declare or pay any dividend or effect any form of distribution to shareholders, or

(ii)	make any kind of investment (other than in the ordinary course of its business); and

(b)           during the Waiver Period B and the Waiver Period C:

(i)	declare or pay any dividend or effect any form of distribution to shareholders which exceeds $0.05 per share in any quarterly period falling within a financial year of the Borrower.";

(ii)	repurchase of any of its issued share capital; or

(iii)	make any kind of investment (other than in the ordinary course of its business),

Provided that the Agent (acting on the instructions of the Majority Lenders) may agree, on a case-by-case basis, to a request from the Borrower to a waiver of any of the provisions of this clause 12.7(b) subject to (i) the provisions of Clause 12.1 and (ii) no Event of Default being in existence on the date of the Borrower's request and the Agent being satisfied that no Event of Default will occur following the Agent's consent to such request.";

(l)	by deleting clause 12.8 thereof and replacing it with the following new clause:

"12.8 Minimum Liquidity. The Borrowers shall maintain during the Waiver Period with the Agent in the Cash Collateral Account an amount of at least $7,250,000 (the "Minimum Amount") in freely available cash deposits unless the Borrower applies the Minimum Amount in prepayment of the Loan in accordance with the terms of Clause 8. If on the last day of the Waiver Period the Agent is satisfied that the Relevant Percentage of the Loan is equal to or more than 135 per cent it shall, following a request of the Borrower, release any balance then standing to the credit of the Cash Collateral Account to the Borrower subject to no Event of Default then being in existence or occurring as a result of the release of such funds.";

(m)	by adding at the end of paragraph (b) of Clause 15.1 thereof the words "(including, without limitation, the amount standing from time to time to the credit of the Cash Collateral Account)";

(n)	by deleting the definition "Relevant Percentage" in clause 15.1 thereof and replacing it with the following new definition:

""Relevant Percentage" means:

(A)	for the period commencing on the date of this Agreement and ending on 30 December 2008, 125 per cent;

(B)	during the Waiver Period A and the Waiver Period B, 111 per cent.;

(C)	during the Waiver Period C, 118 per cent; and

(D)	at all times thereafter, 135 per cent";

(q)           by adding the following new clause 20.1(c) thereof:

"(c)
on the earlier of (i) the date on which the Borrower makes any prepayment in accordance with clause 8 of the Loan Agreement and (ii) 29 January 2010, a restructuring fee of $180,000 to be distributed equally between the Lenders.";

(r)           by deleting Schedule 2 thereof and replacing it with Schedule 2 hereto;

(s)
by construing all references therein to "this Agreement" where the context admits as being references to "this Agreement as the same is amended and supplemented by this Second Supplemental Agreement and as the same may from time to time be further supplemented and/or amended"; and

(t)	by construing references to each of the Finance Documents as being references to each such document as it is from time to time supplemented and/or amended.

5.2
Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Second Supplemental Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Second Supplemental Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to make the same consistent with, and to give full effect to, the terms of this Second Supplemental Agreement.

6.	CONTINUANCE OF LOAN AGREEMENT AND FINANCE DOCUMENTS

6.1
Continuance of Loan Agreement and the other Finance Documents. Save for the alterations to the Loan Agreement and the other Finance Documents made or to be made pursuant to this Second Supplemental Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Second Supplemental Agreement, the Loan Agreement shall remain in full force and effect and the security constituted by the other Finance Documents shall continue and remain valid and enforceable.

7.	EXPENSES

7.1
Fees and expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary amendments.

8.	COMMUNICATIONS

8.1
General. The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9.	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10.	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Loan Agreement provisions. The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary medications.

IN WITNESS WHEREOF the parties hereto have caused this Second Supplemental Agreement to be duly executed the day and year first above written.

EXECUTION PAGE

BORROWER

SIGNED by Georgia Mastagaki	)
for and on behalf of	)	/s/ Georgia Mastagaki
STAR BULK CARRIERS CORP.	)

OWNERS

SIGNED by Georgia Mastagaki	)
for and on behalf of	)	/s/ Georgia Mastagaki
STAR EPSILON LLC	)

SIGNED by Georgia Mastagaki	)
for and on behalf of	)	/s/ Georgia Mastagaki
STAR GAMMA LLC	)

SIGNED by Georgia Mastagaki	)
for and on behalf of	)	/s/ Georgia Mastagaki
STAR DELTA LLC	)

SIGNED by Georgia Mastagaki	)
for and on behalf of	)	/s/ Georgia Mastagaki
STAR THETA LLC	)

SIGNED by Georgia Mastagaki	)
for and on behalf of	)	/s/ Georgia Mastagaki
STAR ZETA LLC	)

LENDER

SIGNED by Irene Graff	)
for and on behalf of	)	/s/ Irene Graff
COMMERZBANK AG	)

AGENT

SIGNED by Irene Graff	)
for and on behalf of	)	/s/ Irene Graff
COMMERZBANK AG	)

SECURITY TRUSTEE

SIGNED by Irene Graff	)
for and on behalf of	)	/s/ Irene Graff
COMMERZBANK AG	)

Witness to all the	)
above signatures	)

Name:	CHRISOFOROS BISMPIKOS /s/ CHRISOFOROS BISMPIKOS
SOLICITOR

Address:	Watson, Farley & Williams
89 AKTI MIAOULI
PIRAEUS 185 36 – GREECE

SK 25767 0001 1183619